Exhibit 23.5


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Balanced Care Corporation of our report dated September 23, 1997, with respect to the financial statements of Triangle Retirement Services, Inc. which was previously incorporated into Balanced Care Corporation's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 1997.


                                        /s/ Hodge, Steward & Company, P.A.
                                        -----------------------------------

Hodge, Steward & Company, P.A.
Raleigh, North Carolina
April 24, 1998